EXHIBIT 99.1
News Release

FOR IMMEDIATE RELEASE
MARCH 1, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2010 FOURTH QUARTER

Partnership Reports 2010 Fourth Quarter Net Income of $90 Million
and Adjusted Ebitda of $116 Million

Partnership Completes Acquisition of Springridge Gathering
System from Chesapeake Energy Corporation

Partnership Reaffirms 2011 Outlook and Capital Program

OKLAHOMA CITY, OKLAHOMA, MARCH 1, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) today announced financial results for the 2010 fourth quarter.  The results include the Partnership’s acquisition of the Springridge gathering system from Chesapeake Energy Corporation (“Chesapeake”) (NYSE:CHK), which closed on December 21, 2010.  In addition, the Partnership reaffirmed its 2011 outlook and capital program.

Net income for the 2010 fourth quarter totaled $89.9 million, an increase of $39.2 million versus the 2009 fourth quarter.  The Partnership’s adjusted ebitda for the 2010 fourth quarter was $115.6 million and distributable cash flow (“DCF”) was $96.7 million.  Financial terms are defined on page 3 of this release.  Fourth quarter results include operations of the Springridge assets from the closing of the acquisition on December 21, 2010 through the end of the year as well as associated transaction costs.  DCF for the 2010 full year resulted in a 1.15 coverage ratio as compared to the minimum quarterly distribution.

Total throughput for the 2010 fourth quarter was 151.1 billion cubic feet (bcf) of natural gas or 1.642 bcf per day, an increase of 6% from the 2009 fourth quarter throughput of 1.550 bcf per day.  The increase is the result of 427 new wells connected to the Partnership’s gathering systems during 2010 (excluding wells added as a result of the Springridge acquisition) and new Springridge volumes.  Revenue for the 2010 fourth quarter was $162.5 million, an increase of 51% from 2009 fourth quarter revenue of $107.4 million.  Revenue includes $56.8 million and $7.7 million from the Partnership’s minimum volume commitments (“MVCs”) in 2010 and 2009, respectively.  Revenue for the 2010 fourth quarter increased 6% excluding the impact of MVCs.

The Partnership invested approximately $59.8 million on capital expenditures during the 2010 fourth quarter, including maintenance capital expenditures of approximately $17.5 million.  Maintenance capital expenditures consist primarily of well connect costs required to replace natural declines in gathering volumes.

INVESTOR CONTACT:	MEDIA CONTACTS:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Partnership Completes First Acquisition

On December 21, 2010, the Partnership closed on its first asset acquisition, acquiring from Chesapeake a 100% ownership in the Springridge gathering system which consists of 226 miles of gathering pipeline in Caddo and De Soto parishes, Louisiana. At the end of 2010, the system’s throughput was over 440 mmcf per day.  The acquisition allows the Partnership to broaden its operating footprint and provides access to the Haynesville Shale, which is one of the largest and lowest cost natural gas fields in the United States.

Partnership Declares Cash Distribution

On January 28, 2011, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.3375 per unit for the 2010 fourth quarter.  The distribution was paid on February 14, 2011 to unitholders of record at the close of business on February 10, 2011.  Adjusted distributable cash flow for the 2010 fourth quarter was $48.9 million, which provided distribution coverage of 1.03 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

Outlook for 2011 Unchanged

The Partnership is projecting ebitda for the twelve months ended December 31, 2011 to be $332 million with expansion capital expenditures of $256 million and maintenance capital expenditures of $74 million.  The ebitda projection includes revenue related to MVCs of $21 million.  The MVCs are contractually calculated on an annual basis and are not recognized until the fourth quarter of each year.  Thus, revenue related to these commitments will not be recognized during the first three quarters of each year.

Management Comments

J. Mike Stice, Chesapeake Midstream Partners’ Chief Executive Officer, commented, “I’m pleased to announce our operating and financial results continue to be in line with our projections.  The implied 2010 full-year coverage ratio was 1.15, right on target for our business model.  We were able to close the Springridge acquisition before the end of the year and more importantly, to fully integrate the system’s operations so we are prepared to deliver immediate volume growth in 2011.  Throughput on the Springridge system during the first two months following the acquisition has exceeded our original expectations, confirming the attractiveness of this premier growth asset.”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday morning, March 2, 2011, at 9:00 a.m. EST.  The telephone number to access the conference call is 719-325-2310 or toll-free 888-855-5487.  The passcode for the call is 8677543.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on March 2, 2011 through 12:00 p.m. EST on March 16, 2011.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 8677543.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.chkm.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda and distributable cash flow.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda or distributable cash flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership defines distributable cash flow as adjusted ebitda attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the distributable cash flow the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  Distributable cash flow is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to throughput volumes, revenues, net income, adjusted ebitda and distributable cash flow, as well as other statements concerning our business strategy and plans and objectives for future operations.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our prospectus dated July 28, 2010 and filed with the Securities Exchange Commission on July 30, 2010.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  Further information is available at www.chkm.com, where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009
Revenues, including revenue from affiliates(1)	$162,468	$107,377

Operating Expenses
Operating expenses, including expenses from affiliates	36,121	31,874
Depreciation and amortization expense	24,300	20,699
General and administrative expense, including expenses from affiliates	10,771	2,854
Loss on sale of assets	29	34

Total operating expenses	71,221	55,461

Operating income	91,247	51,916

Other Income (Expense)
Interest expense	(732)	(619)
Other income	26	34

Income before income tax expense	90,541	51,331
Income tax expense	(659)	(639)

Net income	$89,882	$50,692

Limited partner interest in net income
Net income	$89,882	n/a
Less general partner interest in net income	(1,798)	n/a

Limited partner interest in net income	$88,084	n/a

Net income per limited partner unit – basic and diluted
Common units	$0.64	n/a
Subordinated units	$0.64	n/a

Weighted average limited partner units outstanding – basic and diluted (in thousands)
Common units	69,083	n/a
Subordinated units	69,076	n/a

(1)
In the event either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”), as applicable, does not meet its minimum volume commitment to the Partnership in the Barnett Shale or Haynesville Shale regions, as applicable, under the applicable gas gathering agreement for specified annual periods, Chesapeake or Total, as applicable, is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  The Partnership recognizes any associated revenue in the fourth quarter.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of December 31, 2010	As of December 31, 2009
Assets

Total current assets	$131,487	$167,517

Property, plant and equipment
Gathering systems	2,544,053	2,013,347
Other fixed assets	41,125	34,130
Less: Accumulated depreciation	(358,269)	(271,062)

Total property, plant and equipment, net	2,226,909	1,776,415

Intangible assets	172,481	–
Deferred loan costs, net	15,039	14,743

Total assets	$2,545,916	$1,958,675

Liabilities and Equity

Total current liabilities	$97,991	$118,098

Long-term liabilities
Revolving bank credit facility	249,100	44,100
Other liabilities	4,257	2,850

Total long-term liabilities	253,357	46,950

Equity
Partners' equity	2,194,568	1,793,627

Total equity	2,194,568	1,793,627

Total liabilities and equity	$2,545,916	$1,958,675

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)
(unaudited)

Twelve Months Ended December 31, 2010
Cash flows from operating activities
Net income	$195,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,477
Loss on sale of assets	285
Other non-cash items	100
Changes in assets and liabilities
Decrease in accounts receivable	58,172
Increase in other assets	(4,833)
Increase in accounts payable	7,474
Decrease in accrued liabilities	(32,811)

Net cash provided by operating activities	317,091

Cash flows from investing activities
Additions to property, plant and equipment	(216,303)
Acquisition of gathering system assets	(500,000)
Proceeds from sale of assets	4,823

Net cash used in investing activities	(711,480)

Cash flows from financing activities
Proceeds from long-term debt borrowings	529,300
Payments on long-term debt borrowings	(324,300)
Proceeds from issuance of common units	474,579
Debt issuance cost	(5,113)
Distribution to unit holders	(30,522)
Distribution to members	(231,919)
Contribution from predecessor	177

Net cash provided by financing activities	412,202

Net increase in cash and cash equivalents	17,813

Cash and cash equivalents
Beginning of period	3

End of period	$17,816

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009

Net income	$89,882		$50,692

Adjusted for:
Interest expense	732		619
Income tax expense	659		639
Depreciation and amortization expense	24,300		20,699
Loss on sale of assets	29		34

Adjusted EBITDA	$115,602		$72,683

Cash provided by operating activities	$49,971		$14,730

Adjusted for:
Changes in assets and liabilities	64,241		56,656
Maintenance capital expenditures	(17,500)		n/a
Other non-cash items	(1)		39

Distributable cash flow	96,711		71,425

Adjusted for:
Q1 through Q3 minimum volume commitment	(47,801)		n/a

Adjusted distributable cash flow	$48,910	$	n/a

Cash distribution
Limited partner units ($0.3375 x 138,159,387 units)	$46,628	$	n/a
General partner units ($0.3375 x 2,819,434 units)	952		n/a

Total cash distribution	$47,580	$	n/a

Distribution coverage ratio	1.03		n/a

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
($ in thousands)
(unaudited)

Twelve Months Ended December 31, 2010

Cash provided by operating activities	$317,091

Adjusted for:
Changes in assets and liabilities	(28,002)
Maintenance capital expenditures	(70,000)
Other non-cash items	(100)

Distributable cash flow	$218,989

Implied cash distribution
Limited partner units ($1.35 x 138,159,387 units)	$186,515
General partner units ($1.35 x 2,819,434 units)	3,806

Implied full year cash distribution	$190,321

Distribution coverage ratio	1.15

CHESAPEAKE MIDSTREAM PARTNERS, L.P.
OPERATING STATISTICS
(unaudited)

	Three Months Ended December 31, 2010	Twelve Months Ended December 31, 2010

Barnett Shale
Wells connected during period	64	270
Total wells connected	1,835	1,835
Throughput, bcf per day	1.031	1.025
Approximate miles of pipe at end of period	781	781
Gas compression (horsepower) at end of period	138,435	138,435

Haynesville Shale
Wells connected during period	–-	–-
Total wells connected	164	164
Throughput, bcf per day(1)	0.444	0.444
Approximate miles of pipe at end of period	226	226
Gas compression (horsepower) at end of period	11,320	11,320

Mid-Continent
Wells connected during period	62	157
Total wells connected	2,356	2,356
Throughput, bcf per day	0.558	0.557
Approximate miles of pipe at end of period	2,358	2,358
Gas compression (horsepower) at end of period	86,251	86,251

Total
Wells connected during period	126	427
Total wells connected	4,355	4,355
Throughput, bcf per day(1)	1.642	1.595
Approximate miles of pipe at end of period	3,365	3,365
Gas compression (horsepower) at end of period	236,006	236,006

(1)	Total throughput volume for the Springridge gathering system from closing of the acquisition on December 21, 2010 through December 31, 2010 was 4.888 billion cubic feet, or 0.444 bcf per day.